Exhibit 10.49

Amendment No. 2 to Lease

THIS AGREEMENT made this 24th day of April, 2003 by and between EWE WAREHOUSE INVESTMENTS V., LTD., as LESSOR and MERRIMACK SERVICES CORPORATION dba PC CONNECTION SERVICES, as Lessee located at 2907-2931 Old State Route 73, Wilmington, Ohio 45117.

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into a Lease dated May 13, 1993, as amended June 19, 2001, and

INASMUCH AS, Lessee desires to combine the two Leases currently in place for a total of 102,400 square feet of Lease Premises in the building into one Lease, this Lease of approximately 32,000 square feet shall be amended to expand the Leased Premises, extend the term, revise the rent and modify the Option to Renew.

NOW THEREFORE, the Lease is amended as follows.

1.	Commencing on October 1, 2003, the Lessee shall lease an additional 70,400 square feet at 2841-2901 Old State Route 73, Wilmington, Ohio 45177. The Lessee shall then occupy a revised total of approximately 102,400 square feet of Leased Premises at 2841-2931 Old State Route 73, Wilmington, Ohio 45177, as shown on Exhibit “A”, hereto attached. Therefore, upon the full execution and commencement of this Lease Amendment No. 2, the Lease dated August 12, 1991, as amended May 1, 1992, October 18, 1992, and June 19, 2001 and as assigned December 13, 1999, for the Premises consisting of 70,400 square feet at 2841-2901 Old State Route 73, Wilmington, Ohio 45177 shall simultaneously terminate and Lessee shall have no further obligations under such Lease except for outstanding receivables, if any.

2.	Lessee warrants that Lessee has accepted and is now in possession of the Revised Premises and that the Lease is valid and presently in full force and effect. Lessee accepts the Premises in its present “as is” condition.

3.	Article 1. TERM. shall be revised as follows.

Effective October 1, 2003, the term of this Lease shall be extended for an additional two (2) years, two (2) months for a total term of twelve (12) years, two (2) months, commencing October 1, 1993 and ending November 30, 2005, both dates inclusive.

4.	Article 3. RENT. Shall be revised as follows.

For the two (2) month period of October 1. 2003 through November 30, 2003, the Lessee shall occupy the 102,400 square feet of Revised Leased Premises “rent free”.

For the period commencing December 1, 2003 and ending November 30, 2005, the Lessee shall pay to the Lessor as Annual Rent for the Revised Leased Premises the sum of FIVE HUNDRED TWENTY-TWO THOUSAND TWO HUNDRED FORTY AND 00/100 DOLLARS ($522,240.00) which shall be paid in equal monthly installments of FORTY-THREE THOUSAND FIVE HUNDRED TWENTY AND 00/100 DOLLARS ($43,520.00), due and payable on the first day of each month in advance, without demand.

Checks should be made payable to EWE Warehouse Investments V, Ltd. and sent to c/o Easton & Associates, 10165 N.W. 19th Street, Miami, Florida 33172.

5.	Article 20. NOTICE shall be revised as follows.

All notices under this Lease may be personally delivered; sent by courier service, with receipt; or mailed to the address shown by certified mail, return receipt requested. The effective date of any mailed notice shall be one (1) day after delivery of the same to the United States Postal Service.

Lessor:   EWE Warehouse Investments V, Ltd.

Mail:       c/o Miller-Valentine Realty, Inc.

                P.O. Box 744

                Dayton, Ohio 45401-0744

Courier: 4000 Miller-Valentine Court

                Moraine, Ohio 45439

cc:         EWE Warehouse Investments V, Ltd.

              c/o Easton & Associates

              10165 N.W. 19th Street

              Miami, Florida 33172

Lessee: Merrimack Services Corporation

              dba PC Connection Services

Mail:     Attn: Robert Pratt

              M/S F-555 730 Milford Road, #101A

              Merrimack, NH 03054

Either party may from time to time designate in writing other addresses.

6.	OPTION TO RENEW shall be amended as follows.

Lessee is hereby granted an option to renew this Lease for an additional term of two (2) years on the same terms and conditions contained herein except for the rental and the length of the term, upon the conditions that:

a. written notice of the exercise of such option shall be given by Lessee to Lessor not less than one hundred eighty (180) days prior to the end of the term of this Lease (by May 31, 2005); and

b. at the time of the giving of such notice and at the expiration of the term of this Lease, there are no defaults in the covenants, agreements, terms and conditions on the part of Lessee to be kept and performed, and all rents are and have been fully paid. Provided also, that the rent to be paid during each year of the said renewal period shall be as determined in accordance with the following:

Renew Option for the period commencing December 1, 2005 and ending November 30, 2006, Lessee shall pay to the Lessor as Annual Rent for the Leased Premises the sum of FIVE HUNDRED THIRTY-SEVEN THOUSAND SIX HUNDRED AND 00/100 DOLLARS ($537,600.00) which shall be paid in equal monthly installments of FORTY-FOUR THOUSAND EIGHT HUNDRED AND 00/100 DOLLARS ($44,800.00), due and payable on the first day of each month, in advance, without demand.

For the period commencing December 1, 2006 and ending November 30, 2007, Lessee shall pay to the Lessor as Annual Rent for the Leased Premises the sum of FIVE HUNDRED FIFTY-TWO THOUSAND NINE HUNDRED SIXTY AND 00/100 DOLLARS ($552,960.00) which shall be paid in equal monthly installments of FORTY-SIX THOUSAND EIGHTY and 00/100 DOLLARS ($46,080.00), due and payable on the first day of each month, in advance, without demand.

7.	Except as expressly amended herein, all other terms and conditions of the Lease remain in full force and effect.

IN WITNESS WHEREOF, the Lessor and Lessee have affixed their signatures to duplicates of this Amendment, this 21st day of April 2003, as to Lessee and this 24th day of April 2003, as to Lessor.

Signed and acknowledged In the presence of:	LESSOR: EWE WAREHOUSE INVESTMENTS V, LTD. By: Miller-Valentine Realty, Inc. Its: Managing Agent

/s/ KELLI L. WILSON Kelli L Wilson Print Name	By: /s/ ROBERT A. GALLINIS Robert A. Gallinis Its: President

/s/ RITA A. HUGHES Rita A. Hughes Print Name	LESSEE: MERRIMACK SERVICES CORPORATION DBA PC CONNECTION SERVICES

/s/ ROBERT A. PRATT Robert A. Pratt Print Name	By: /s/ MARK GAVIN Its: CFO

STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

The foregoing instrument was acknowledged before me this 24th day of April 2003, by Robert A. Gallinis, President of Miller-Valentine Realty, Inc., managing agent for EWE INVESTMENTS V, LTD.

/s/ RITA A HUGHES

Notary Public

RITA A. HUGHES, Notary Public

In and for the State of Ohio

My Commission Expires May 4, 2006

STATE OF NEW HAMPSHIRE, COUNTY OF HILLSBOROUGH, SS:

The foregoing instrument was acknowledged before me this 21st day of April 2003, by Mark Gavin, the CFO of MERRIMACK SERVICES CORPORATION DBA PC CONNECTION SERVICES, a corporation, on behalf of said corporation.

/s/ DOLORES R. COLLINS

Notary Public

DOLORES R. COLLINS, Notary Public

State of New Hampshire

My Commission Expires, January 20, 2004

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